                                                                  EXHIBIT 10.13




                              PARTNERSHIP AGREEMENT

                                       OF

                       MT. VERNON PHENOL PLANT PARTNERSHIP

                             An Indiana Partnership
                               (Specific Purpose)

                                 Effective As Of
                                November 1, 1987

                             PARTNERSHIP AGREEMENT

                                       OF

                      MT. VERNON PHENOL PLANT PARTNERSHIP

                                TABLE OF CONTENTS

                                                                             PAGE
         SECTION I.    GENERAL; FORMATION OF PARTNERSHIP                       1

             1.01.     Defined Terms.......................................    1
             1.02.     Formation...........................................    1
             1.03.     Statement of Partnership............................    2

         SECTION II.   NAME, TERM AND OFFICES                                  2

             2.01.     Name................................................    2
             2.02.     Term................................................    2
             2.03.     Offices.............................................    2

         SECTION III.  BUSINESS PURPOSE AND LIMITATIONS                        3

             3.01.     Business Purpose....................................    3
             3.02.     No Other Business Without Mutual
                         Consent...........................................    4

         SECTION IV.   MANAGEMENT OF PARTNERSHIP...........................    4

             4.01.     General Management..................................    4
             4.02.     Operating Agreements..... ..........................    5
             4.03.     Purchase and Supply Agreements......................    6
             4.04.     Ground Lease .......................................    6
             4.05.     Partner Representatives.............................    6
             4.06.     Execution of Documents..............................    7
             4.07.     Meetings of Partners ...............................    7
             4.08.     Action Without Meeting..... ........................    8
             4.09.     Other Activities of Partners........................    8
             4.10.     Partnership Property................................    8
             4.11.     Restriction on Authority of Partners................    8
             4.12.     Waiver of Right of Partition
                         and Dissolution ..................................    9
             4.13.     Partnership Reserve Account.........................   10
             4.14.     Partnership Expense..... ...........................   10
             4.15.     Partner Indemnification.............................   11
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
         SECTION V.    INTERESTS, CONTRIBUTIONS AND ACCOUNTS                  13

              5.01.    Partnership Interests...............................   13
              5.02.    Initial Contribution of General Electric............   13
              5.03.    Initial Contribution of TPP.........................   13
              5.04.    Initial Contribution of JLM.........................   14
              5.05.    Additional Contributions............................   14
              5.06.    Capital Account.....................................   17
              5.07.    Negative Capital Account............................   18
              5.08.    Interest on Capital.................................   18
              5.09.    Determination of Capital Accounts and
                         Transfers of Partners.............................   18
              5.10.    Return of Capital...................................   19
              5.11.    Distributions in Kind...............................   19

         SECTION VI.   ALLOCATION OF PROFITS AND LOSSES                       20

              6.01.     Net Income and Losses From Operations
                         and Net Gains and Losses From
                         Capital Transactions..............................   20
              6.02.     Section 704(b) Limitation...........................  20
              6.03.     Qualified Income Offset ............................  21
              6.04.     Section 704(c) Compliance...........................  21

         SECTION VII.  DISTRIBUTIONS                                          21

              7.01.     Optional Distributions..............................  21
              7.02.     Mandatory Distributions.............................  22

         SECTION VIII. OPTIONAL LOANS                                         23

              8.01.     Optional Loans......................................  23
              8.02.     Subordination.......................................  23
              8.03.     Personal Liability..................................  24

         SECTION IX.   TAX AND ACCOUNTING REPORTS AND STATEMENTS              24

              9.01.     Tax Returns.........................................  24
              9.02.     Tax Decisions and Elections.........................  24
              9.03.     Tax Information.....................................  24
              9.04.     Fiscal Year.........................................  24
              9.05.     Books and Records...................................  24
              9.06.     Access to Books and Records.........................  25
              9.07.     Reports.............................................  25
              9.08.     Accounting Decisions................................  25
              9.09.     Bank Accounts and Investments.......................  26
              9.10.     Appointment of Tax Matters Partner..................  26
              9.11.     Continuation of Tax Partnership Status..............  28
              9.12.     Tax Profits and Losses..............................  28

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
         SECTION X.    TRANSFER OF PARTNERSHIP INTEREST                       28

             10.01.   Transfers Restricted; No Relief
                         Of Liability......................................   28
             10.02.   Permitted Transfers.................................    28
             10.03.   Requirements of Permitted Transfers.................    29
             10.04.   Basis Adjustment....................................    29
             10.05.   Allocations Between Transferor and
                         Transferee........................................   29
             10.06.   Continued Liability of General Electric..............   29

         SECTION XI.    BUY - SELL                                            30

             11.01.   Transfer to Non-Affiliate...........................    30
             11.02.   Transfer to General Electric........................    31
             11.03.   TPP and JLM Options.................................    33
             11.04.   Nonproduction of Phenol.............................    36
             11.05.   Indemnifications....................................    39

         SECTION XII.  DISSOLUTION AND LIQUIDATION                            42

             12.01.    Events of Dissolution ..............................   42
             12.02.    Liquidation and Distributions.......................   42
             12.03.    Continuation of the Business........................   42
             12.04.    Effect of New Partners;
                         Reconstituted Partnership.........................   42

         SECTION XIII. NOTICES                                                43

             13.01.    Notices.............................................   43
             13.02.    Effective Date......................................   44

         SECTION XIV.  INSURANCE                                              44

             14.01.    Insurance...........................................   44
             14.02.    Named Insureds......................................   45

         SECTION XV.   DEFINITIONS                                            45

         SECTION XVI.  GENERAL PROVISIONS                                     49

             16.01.    Interpretation......................................   49
             16.02.    Counterparts........................................   50
             16.03.    Additional Acts.....................................   50
             16.04.    This Agreement......................................   50
             16.05.    No Third-Party Beneficiary Rights...................   50
             16.06.    Third-Party Beneficiaries...........................   50
             16.07.    Retroactive Amendments..............................   50
             16.08.    Exhibits............................................   51
             16.09.    Captions............................................   51
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

             16.10.    Construction........................................   51
             16.11.    Waiver..............................................   51
             16.12.    Severability........................................   51
             16.13.    Binding Agreement...................................   51
             16.14.    Language............................................   51

     EXHIBIT A - Legal Description of the Land

     EXHIBIT B - Description of Plant

     EXHIBIT C - Partner Representatives


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

                              PARTNERSHIP AGREEMENT

                                       OF

                       MT. VERNON PHENOL PLANT PARTNERSHIP

    This PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into on the 18th day of November, 1987, to be effective as of the 1st day of November, 1987, by and between GENERAL ELECTRIC COMPANY, a New York corporation having an office and mailing address at One Plastics Avenue, Pittsfield, Massachusetts 01201 (hereinafter sometimes referred to as "General Electric"), TEXAS PHENOL PLANT LIMITED PARTNERSHIP, a Texas limited partnership having an office and mailing address at 801 Cherry Street, Fort Worth, Texas 76102 (hereinafter sometimes referred to as "TPP"), and JLM (IND.), INC., a Indiana corporation having an office and mailing address at 66 Field Point Road, Greenwich, CT 06830 (hereinafter sometimes referred to as "JLM"). General Electric, TPP and JLM are hereinafter sometimes referred to collectively as the "Partners" and individually as a "Partner".

                                   WITNESSETH:

    The Partners desire and intend to form a general partnership under the laws of the State of Indiana for a specific business purpose.

    Therefore, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, hereby agree as follows:


                                    SECTION I

                                     GENERAL

                            FORMATION OF PARTNERSHIP

    1.01. Defined Terms. Reference is herein made to Section XV of this Agreement for the meaning assigned to certain defined terms used throughout this Agreement.

    1.02. Formation. The Partners hereby enter into and form a general partnership (hereinafter the "Partnership") pursuant to the provisions of the Uniform Partnership Act of the State of Indiana, as amended from time to time, and this Agreement, as amended from time to time in accordance with this Agreement; provided, however, that the Partnership shall be solely for the business purposes set forth in Section 3.01 hereof.

    1.03. Statement of Partnership. Promptly after the execution and delivery of this Agreement, the Partners shall execute, acknowledge and/or swear to, as appropriate, and the Partnership shall file or record with the proper offices in the State of Indiana and each other jurisdiction and political subdivision in which the Partnership does business, such certificates or other documents as are required or permitted by any applicable partnership, assumed or fictitious name statutes, or similar statutes or laws in effect in such jurisdiction or political subdivision. The Partners shall further execute, acknowledge and/or swear to, as appropriate, and the Partnership shall promptly file or record as aforesaid, such amended certificates or additional certificates or other from time to time be required by such statutes or laws to permit the continued existence and operation of the Partnership.

                                   SECTION II

                             NAME, TERM AND OFFICES

    2.01. Name. The name of the Partnership shall be the MT. VERNON PHENOL PLANT PARTNERSHIP; provided, however, the Partners may from time to time change the name of the Partnership or adopt such trade or fictitious names as agreed to by the Partners. The Partners shall cause the name of the Partnership and such other trade, fictitious or other name or names as deemed appropriate by the Partners to be registered or filed where required in the applicable local or state records. In the event any trade, fictitious or other name is required to comply with any such laws, the Partners shall promptly agree on such name and shall promptly cause such name to be filed or recorded as provided above.

    2.02. Term. The term of the Partnership shall commence on the date of signing and delivering this Agreement and shall continue for a period of approximately fifty-five (55) years and end on December 31, 2042, unless extended or earlier terminated, as provided in Section XII hereof.

    2.03. Offices. The principal office and place of business of the Partnership shall be at Lexan Lane, Mt. Vernon, Indiana 47620, or at such other place as may from time to time be


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

approved by the Partners. As agreed to by the Partners, the Partnership may from time to time change its principal office and place of business or may change or establish such additional offices or places of business of the Partnership as necessary or appropriate for the operation of the Partnership's business. The Partnership shall promptly make any and all necessary filings with governmental authorities and agencies in connection with the establishment, relocation or discontinuance of any place of business of the Partnership.

                                 SECTION III

                        BUSINESS PURPOSE AND LIMITATIONS

    3.01. Business Purpose. The purpose of the Partnership shall be as follows:

         (a) to lease certain land located in Mt. Vernon, Indiana, as more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together with certain related easements, rights of way, and other rights and privileges (hereinafter sometimes referred to as the "Land"), all as more fully set forth in the Ground Lease; and to purchase a certain phenol manufacturing plant which is located upon the Land and currently in operation, as more particularly described in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter sometimes referred to as the "Plant"), as more fully set forth in the Plant Purchase Agreement (the Land and the Plant being hereinafter sometimes referred to collectively as the "Phenol Facility");

         (b) to construct, invest in, expand, manage, operate, maintain, improve, repair, alter, redevelop and in any manner deal with the Phenol Facility;

         (c) to manufacture products at the Phenol Facility and sell such products;

         (d) to purchase, lease, or otherwise acquire software, licenses, patents, technology, intellectual property, machinery, equipment, facilities, and other intangibles, personal property, and real property of every type necessary or desirable to operate or expand the Phenol Facility;

         (e) to borrow money or incur indebtedness from time to time as approved by the Partners;


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

         (f) to mortgage, pledge, encumber, and grant security interests in the Phenol Facility or any part thereof or interest therein or in any other assets of the Partnership as approved by the Partners from time to time to secure borrowings and other indebtedness of the Partnership; and

         (g) to enter into all contracts and do all things necessary or desirable in connection with the foregoing or otherwise as contemplated in this Agreement and to pursue such other purposes as may be specifically agreed to by the Partners from time to time.

    3.02. No Other Business Without Mutual Consent. It is the intent of the Partners to create hereby a joint venture, and the scope of the Partnership shall strictly adhere to the purposes set forth in Section 3.01 of this Agreement. No other business shall be conducted by the Partnership without the prior agreement of the Partners, and no Partner shall have the power to bind, to act for, or to assume any obligation or responsibility on behalf of the other Partners or the Partnership except as specifically provided in this Agreement.

                                   SECTION IV

                            MANAGEMENT OF PARTNERSHIP

    4.01. General Management. Except to the extent delegated by the written agreement of the Partners or as otherwise herein specifically provided to the contrary, the control and management of the business and affairs of the Partnership shall be vested jointly in the Partners owning in the aggregate between them at least 66% of the Partnership Interests in the Partnership. All decisions with respect to the control, management, business and affairs of the Partnership, including without limitation, all decisions required or permitted to be made by the Partners pursuant to this Agreement, which are approved or agreed to by Partners owning in the aggregate between them at least 66% of the Partnership Interests in the Partnership (but not otherwise), shall be binding upon the Partnership and all the Partners. As used in this Agreement, the phrase "agreed to by the Partners", "approved by the Partners" or "agreement of the Partners" shall mean a written agreement, consent or approval signed by Partners owning in the aggregate between them at least 66% of the Partnership Interests in the Partnership, provided, however, that in determining any Partnership action on or approval of any contract that has the Partnership as one contracting party and


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

a Partner or an Affiliate of a Partner as the other contracting party ("Interested Partner"), the Interested Partner and the Partnership Interest held by the Interested Partner shall not be considered in the determination of the 66% Partnership Interest and any decision with regard to any amendment, modification, waiver or enforcement of any right of the Partnership pursuant to such contract, shall be taken by Partners owning in the aggregate at least 66% of the Partnership Interests in the Partnership owned by the Partners other than the Interested Partner. In the event of any default by any Partner pursuant to
Section 5.05(b) hereof, and such default is not cured within the applicable grace and cure period, if any, the Defaulting Partner (as defined in Section 5.05(b) hereof) and the Partnership Interest held by the Defaulting Partner shall not be considered in the determination of the 66% Partnership Interest and all decisions with respect to the control, management, business, and affairs of the Partnership shall be made or taken by Partners owning in the aggregate at least 66% of the Partnership Interests in the Partnership owned by the Non-Defaulting Partners (as defined in Section 5.05(b) hereof). Partner Representatives designated as provided in Section 4.05 hereof may grant such written approval or consent or execute such agreement on behalf of the Partner they represent. Thus, except as otherwise expressly provided in this Agreement or delegated by written agreement of the Partners, all decisions with respect to the control, management, business and affairs of the Partnership shall be made by agreement of the Partners owning in the aggregate between them at least 66% of the Partnership Interests in the Partnership.

    4.02. Operatinq Agreements. By their signatures hereto each of the Partners has approved, and the Partnership shall concurrently herewith (or as soon as reasonably practical following the execution and delivery of this Agreement) enter into, that certain Operation and Maintenance Agreement with General Electric, pursuant to which General Electric will manage, operate and maintain the Phenol Facility for the Partnership. By their signatures hereto each of the Partners has approved, and the Partnership shall concurrently herewith (or as soon as reasonably practical following the execution and delivery of this Agreement) enter into, that certain Utilities, Waste and Site Services Agreement with General Electric, pursuant to which General Electric will provide or arrange for the provisions of all utilities, waste and site services required for operation of the Phenol Facility.

    4.03. Purchase and Supply Agreements. By their signatures hereto each of the Partners has approved, and the Partnership shall concurrently herewith (or as soon as reasonably practical following the execution and delivery of this Agreement) enter into, the Phenol and Acetone Supply Agreement as seller, with General Electric as buyer, pursuant to which the Partnership will provide General Electric with phenol and acetone. By their signatures hereto each of the Partners has approved, and the Partnership shall concurrently herewith (or as soon as reasonably practical following the execution and delivery of this Agreement) enter into, that certain Phenol Plant Cumene Purchase/Sale Agreement as purchaser, with Champlin Refining Company as seller, pursuant to which Champlin Refining Company will supply the Partnership with Cumene. By their signatures hereto each of the Partners has approved, and the Partnership shall concurrently herewith enter into, that certain License Agreement as licensee, with General Electric as licensor, pursuant to which General Electric will furnish technical information and grant patent licenses to the Partnership related to phenol and acetone manufacturing.

    4.04. Ground Lease. By their signature hereto each of the Partners has approved, and the Partnership shall concurrently herewith (or as soon as reasonably practical following the execution and delivery of this Agreement) enter into the Ground Lease as lessee, with General Electric as lessor, pursuant to which the Partnership shall lease the Land from General Electric.

    4.05. Partner Representatives. Each Partner hereby designates the respective two (2) individuals specified in Exhibit "C" attached hereto as the Partner Representatives of such Partner. Each such Partner Representative of a Partner shall be and hereby is singly authorized and empowered as agent for such Partner to speak, act, direct, consent and sign on behalf of and to bind such Partner in all matters pertaining to the control and management of the Partnership and its business and affairs. Each Partner Representative of a Partner is specifically and expressly authorized to exercise any and all rights, powers and duties expressly granted in this Agreement or by law to the Partner such Partner Representative represents, and any action by a Partner Representative pursuant to this Agreement shall, except as provided in this
Section 4.05, be binding upon the Partner represented by such Partner Representative. All consents, agreements, directions, approvals, signatures or other actions by or of a Partner required or permitted under this Agreement or by law shall be deemed to mean and refer to the consent, agreement, direction, approval, signature or other action of any one of such Partner's Partner Representatives. Each of the persons referred to in this Section 4.05 as a Partner Representative shall be authorized to act on behalf of the Partner such Partner Representative represents, unless and until such Partner Representative shall have been removed, as set forth below. A Partner may remove one or more of its Partner Representatives at any time by giving prior written notice thereof to the Partnership and the other Partners; provided, however, that each Partner shall at all times have at least one (1) Partner Representative appointed for it as provided in this Section 4.05. A Partner may appoint substitute or additional Partner Representatives at any time by giving prior written notice thereof to the Partnership and the other Partners; such notice to provide the names and addresses of such substitute or additional Partner Representatives and the effective date of such appointment. No Partner Representative of a Partner appointed under this Section 4.05 shall be personally liable for any obligations of such Partner and each such Partner Representative shall be deemed for all purposes merely to be an agent of the Partner such Partner Representative represents.

    4.06 Execution of Documents. Except to the extent delegated by the written agreement of the Partners or as otherwise specifically provided herein to the contrary, all leases, contracts, agreements, deeds, mortgages, notes, encumbrances and other documents or instruments purporting to bind the Partnership shall be executed by Partners owning in the aggregate between them at least 66% of the Percentage Interests in the Partnership, computed in accordance with Section 4.01 hereof.

    4.07. Meetings of Partners. The Partners shall hold regular meetings at times and places approved by the Partners from time to time. In addition, any Partner may call a special meeting of the Partners to be held in Mt. Vernon, Indiana at any reasonable time after the giving of not less than five (5) business days' written notice to the Partnership and the other Partners of such meeting and setting forth in reasonable detail in such notice an outline of the items to be taken up at such meeting. Any Partner may waive notice of or attendance at any meeting of the Partners, and may attend by telephone or any other electronic communication device, or may execute a signed written consent to action taken at such meeting. At such meeting, the Partners shall transact such business as may properly be brought before the meeting; provided, however, all such business transacted and all decisions with respect to the control and management of the business and affairs of the

Partnership shall be made by agreement of the Partners. A secretary of such Partnership meetings shall keep regular minutes of the proceedings. When approved by the Partners, the minutes of such proceedings shall be placed in the minute book of the Partnership.

    4.08. Action Without Meeting. Any action required by statute or by this Agreement to be taken at a meeting of the Partners, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be agreed to by the Partners, and such consent shall have the same force and effect as an approval by the Partners. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Partnership.

    4.09. Other Activities of Partners. The Partners may engage in, acquire or possess other business ventures or property of any nature or description for their own respective individual accounts or jointly with other parties or in other capacities, whether or not competitive with the business of the Partnership, and may enter into joint ventures, partnerships or other business organizations with other parties organized to pursue businesses similar or dissimilar to the purposes of the Partnership, and neither the Partnership nor any Partner shall have any rights to or in such independent ventures or the income or profits derived therefrom. No Partner shall be obligated to present any particular investment opportunity to the Partnership or to the other Partners, even if such opportunity is of a character which, if presented to the Partnership or the other Partners, could or would be taken by the Partnership or the other Partners.

    4.10. Partnership Property. Unless otherwise approved by the Partners, all property and assets of the Partnership shall be held in the name of the Partnership and not in the name or names of any Partner or Partners. All property acquired by or standing in the name of any Partner, other than the Phenol Facility, shall be conclusively presumed not to be Partnership property, unless an instrument in writing, signed by such Partner, shall specify to the contrary.

    4.11. Restriction on Authority of Partners. Unless approved in writing by all of the Partners, one or more of the Partners shall not have any authority with respect to the Partnership and this Agreement to:



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


         (a) possess Partnership property or assign the right of the Partnership or the Partners in specific Partnership property for other than a Partnership purpose;

         (b) make, execute or deliver any general assignment for the benefit of creditors, or any bond, guaranty, indemnity bond, surety bond, accommodation paper or accommodation endorsement;

         (c) assign, transfer, pledge, compromise or release any claim of the Partnership except for full payment, or arbitrate, or consent to the arbitration of, any of its disputes or controversies;

         (d) amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein;

         (e)  do any act in contravention of this Agreement;

         (f) except as otherwise permitted herein, admit a person as a Partner or the Partnership;

         (g)  change or reorganize the Partnership into any other legal form;
or

         (h) require any Partner to make any contribution to the capital of the Partnership not provided for herein.

     4.12. Waiver of Right of Partition and Dissolution. Having previously been advised that it may have a right to bring an action for partition, each of the Partners does hereby agree to waive and does irrevocable waive for the duration of this Agreement any right or power any such Partner might have to cause the Partnership or any of its assets to the partitioned, to cause the appointment of a receiver for the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any portion of the assets of the Partnership pursuant to any applicable law or laws or to file a complaint or institute any proceeding at law or in equity or to voluntarily do any act (other than any bankruptcy act, or acts permitted by this Agreement) to cause the termination or dissolution of this Partnership. Each of the Partners hereby acknowledges and agrees that such Partner has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section 4.12 and that without such waivers, no Partner would have entered into this Agreement. The interest of all the Partners in the Partnership are, for all purposes, personal property.

    4.13. Partnership Reserve Account. The Partnership, as agreed to by the Partners, may establish a separate operating and replacement reserve account (the "Reserve Account") and may deposit therein from time to time amounts deemed reasonably necessary by the Partners for the purposes set forth below in this
Section 4.13. The Reserve Account may be charged with any expenditure for the operation of the Phenol Facility or the Partnership and for the maintenance or repair of any item and any expenditure for the acquisition, repair or construction of items in the Phenol Facility, whether such items are treated as current expense deductions or as capital expenditures under generally accepted accounting practices. Nothing contained in this Section 4.13 shall in any way limit or restrict the right of the Partnership to use other assets of the Partnership (other than deposits to the Reserve Account) for the acquisition, repair or construction of items which are treated as capital expenditures under generally accepted accounting principles.

    4.14. Partnership Expense. Except as herein otherwise provided or as otherwise provided in the Ground Lease, the Operation and Maintenance Agreement, the Utilities, Waste and Site Services Agreement or the License Agreement, the Partnership shall be responsible for paying all direct costs and expenses of holding, owning, developing, constructing and operating the Phenol Facility, including, without limitation, costs of construction and materials therefor, engineering, planning and financing fees, compensation of supervisory personnel, debt service, compensation of managers, costs of maintenance and repair of buildings, qrounds and facilities costs of utilities, costs of supplies, insurance premiums, taxes, advertising expenses, costs for bookkeeping and accounting directly related to the Phenol Facility or the Partnership, legal expenses, office supplies, reimbursements of expenses of the Partners and all other fees, costs and expenses directly attributable to the operation of the Phenol Facility and the Partnership, and all such expenses shall be expenses of the Partnership. In the event any such costs and expenses are or have been paid by a Partner on behalf of the Partnership, then, except as expressly provided herein to the contrary, such Partner shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for Partnership business, is reasonable in amount and has been approved by the Partners. The fees and expenses of any counsel retained by a Partner on behalf of itself or the Partnership in connection with the formation and organization of the Partnership and the closing of the transactions contemplated by the Operative


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

Documents shall be at the sole cost and expense of and for the account of such Partner (without any right of reimbursement from the Partnership).

    4.15. Partner Indemnification. (a) Notwithstanding any other provision of this Agreement or any other agreement to the contrary, the Partnership shall (but not any Partner in its capacity as a Partner of the Partnership) defend the Indemnified Parties (as defined below) and absolutely and irrevocably indemnify and hold the Indemnified Parties harmless from and against any and all (i) (A) claims, liabilities or obligations arising from, asserted against or related to the Partnership, the Phenol Facility or any of the transactions undertaken in connection with or contemplated by the Operative Documents or any other agreement to which the Partnership may be a party (other than claims of the Partnership against an Indemnified Party pursuant to contracts between the Partnership and such Indemnified Party or resulting from an actual breach by an Indemnified Party of an Operative Document), including, without limitation, any and all claims, liabilities or obligations relating to environment, health, safety, personal injury, property damage, employment claims, product liability, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements or any other alleged or actual breach or violation of any obligation of or requirement binding on the Partnership; or (B) claims, liabilities or obligations arising from, related to or based upon allegations of any of the foregoing (other hen costs and expenses of defending and investigating such claim or action, which are indemnified, if at all, as provided below in subparagraph (b) of this Section 4.15); and (ii) claims, liabilities or obligations (including costs, expenses, fines, assessments, charges, penalties, damages (whether actual, punitive or consequential) or judgments of any kind or nature whatsoever assessed in litigation or similar proceedings) arising from, asserted against or associated with any claim, liability or obligation described above in clause (i) of this Section 4.15 (clauses (i) and (ii) of this Section 4.15 being referred to herein collectively as the "Indemnified Liabilities") regardless of how or when they arose or arise and regardless of by whom or when asserted and whether the facts on which any Indemnified Liability is based occurred prior to, on or subsequent to the date hereof and regardless of whether known or unknown, fixed or contingent or asserted or unassorted, or arising out of strict liability, malfeasance, misfeasance, or nonfeasance, provided, however, that this Section 4.15 shall not apply to and shall not indemnify any Indemnified Party with respect to any claim or liability arising out of such Indemnified Party's gross negligence, willful misconduct, intentional wrong doing or any breach of any agreement by such Indemnified Party which is based on such Indemnified Party's actions (but not actions of the Partnership or any Partner which are imputed to such Indemnified Party), or any federal, state or local income tax liability of such Indemnified Party (other than the tax liability arising from any indemnification payment made to such Indemnified Party pursuant to this Section 4.15), provided further that Indemnified Liabilities shall not include any claim, liability or obligation (i) of or asserted against a Partner or an Indemnified Party, the basis of which does not relate to the status of the Partner as a partner in the Partnership or in the case of an Indemnified Party, the basis of which does not relate to the status of the Indemnified Party's relationship to a partner in the Partnership and such partner as a Partner in the Partnership or (ii) of an Indemnified Party, the sole basis of which is the actual active negligence of such Indemnified Party as finally determined by a court of competent jurisdiction. "Indemnified Parties" shall mean the Partners, any shareholder or partner of any Partner, any Person which directly or indirectly controls, is controlled by or is under common control with any Partner or any shareholder or partner of any Partner, any shareholder, partner, officer, employee, agent, successor or assign of any of the foregoing and any officer of a partner of a Partner, provided, however, that any Person that is an Indemnified Party on the date of this Agreement shall always be an Indemnified Party.

         (b) Promptly after notice of any action or claim against any Indemnified Party indemnified pursuant to this Section 4.15, such Indemnified Party shall notify the Partnership in writing of such action or claim, in which case The Partnership shall assume the defense thereof pursuant to this Section 4.15, including the appointment of counsel as necessary and the payment of all expenses in connection with such defense. The failure of any Indemnified Party to so notify the Partnership shall not relieve the Partnership of any liability which it may have hereunder, provided the Partnership has otherwise received notice or actual knowledge of such action or claim. In the event the Partnership fails to assume, in accordance with the first sentence of this paragraph, the defense of any action or claim indemnified pursuant to this Section 4.15 within thirty (30) days of notice by an Indemnified Party or fails to acknowledge in writing that such claim or action relates to an alleged liability that if proven would constitute an Indemnified Liability pursuant to this Section 4.15, such Indemnified Party shall be entitled to defend and investigate such claim or action (including by employment of counsel) and the cost and expenses (including fees and disbursements of counsel) shall be indemnified by the Partnership pursuant to this Section 4.15 for such period until after the Partnership acknowledges such claim or action is an Indemnified Liability and effectively assumes such claim and liability and the defense thereof, in which event the Partnership shall only be liable for costs and expenses incurred pursuant to this Section 4.15(b) prior to such acknowledgement and assumption; provided that within said thirty (30) day period and prior to the assumption by the Partnership of the defense of a claim, the Indemnified Party may take reasonable action required to prevent the entry of any injunction, judgment or determination by a court or other authority which would constitute an adjudication of such claim or have an adverse impact on the defense against such claim without adversely affecting the right of said Indemnifed Party to indemnification for the expense of such actions under this Agreement.

                                    SECTION V

                      INTERESTS, CONTRIBUTIONS AND ACCOUNTS

    5.01. Partnership Interests. Each Partner shall have an interest in the Partnership expressed as a percentage of the whole ("Percentage Interest"). Except as otherwise provided herein to the contrary (and in particular, except as provided in Sections 5.05(b), 10.02 and XI hereof), throughout the term of this Agreement, the Partners shall have the following respective Percentage Interests in the Partnership:

                  PARTNER                       PERCENTAGE INTEREST
                  -------                       -------------------
          General Electric Company                       49%
          Texas Phenol Plant Limited                     49%
            Partnership
          JLM (IND.), Inc.                                2%

    5.02. Initial Contribution of General Electric. As its initial contribution to the capital of the Partnership, General Electric shall concurrently with the execution and delivery of this Agreement contribute to the Partnership in cash the sum of Seven Million Fifty-One Thousand One Hundred and no/100 Dollars ($7,051,100.00), which amount shall be credited to the capital account of General Electric as provided in Section 5.06 hereof.

    5.03. Initial Contribution of TPP. As its initial contribution to the capital of the Partnership, TPP shall concurrently with the execution and delivery of this Agreement contribute to the Partnership in cash the sum of Seven Million Fifty One Thousand One Hundred and no/100 Dollars ($7,051,100.00), which amount shall be credited to the capital account of TPP as provided in
Section 5.06 hereof.

    5.04. Initial Contribution of JLM. As its initial contribution to the capital of the Partnership, JLM shall concurrently with the execution and delivery of this Agreement contribute to the Partnership in cash the sum of Two Hundred Eighty Seven Thousand Eight Hundred and no/100 Dollars ($287,800.00), which amount shall be credited to the capital account of JLM as provided in
Section 5.06 hereof.

    5.05. Additional Contributions. (a) It is anticipated that at some future time or times the Partnership may purchase certain additional phenol manufacturing related facilities (such as a boiler house and a barge unloading facility) from General Electric and may expand the existing Phenol Facility. In the event such purchase and/or expansion is (i) undertaken and completed within forty-eight (48) months from the date of this Agreement or (ii) approved by the Partners if (A) undertaken after forty-eight (48) months from the date of this Agreement or (B) undertaken within forty-eight (48) months from the date of this Agreement but at a time when it may not be reasonably anticipated that such expansion may be completed within sixty (60) months from the date of this Agreement, the Partners agree to make additional cash contributions to the capital of the Partnership, as is required for such purchases and expansion up to a maximum aggregate contribution, pursuant to this Section 5.05, by all the Partners of an amount equal to ten percent (10%) of the aggregate cost (not however in excess of fair market value) of such purchases and expansion, but in no event shall the Partners be obligated to make additional contributions pursuant to this Section 5.05 which total in the aggregate in excess of Twelve Million and no/100 Dollars ($12,000,000,00); provided however that no additional contributions in excess of an aggregate of $5,000,000 in total will be required unless the Phenol Facility's capacity is increased contribute proportion Partnership and contribution by at least ten (10) percent. Partners shall such additional capital to the Partnership in to their respective Percentage Interests in the and in accordance with a schedule of contributions dates as agreed to by the Partners.

         (b) If any Partner fails to pay when due all or any part of any additional capital contribution required pursuant to Section 5.05(a) (and such failure continues for a period of 30 days after receipt of written notice of such failure), such Partner ("Defaulting Partner") shall be in default as of the date such contribution was due pursuant to Section 5.05(a) hereof (and such date of default shall sometimes be referred to herein as the "Date of Default"). Upon the occurrence of such default, the other Partners ("Non-Defaulting Partners") (without prejudice to any other rights they or the Partnership may have at law or in equity, including a suit for damages) may, in the sole and absolute discretion of such Non-Defaulting Partners owning at least 66% of the Percentage Interests in the Partnership owned by such Non-Defaulting Partners, proceed in any one or more of the following manners:

         (i) Require such Defaulting Partner to sell its interest in the Partnership to the Non-Defaulting Partners or their designee or assignee for a sum equal to fifty percent (50%) of the capital contributions previously made by such Defaulting Partner pursuant to Section V hereof, and the purchaser of such Defaulting Partner's interest in the Partnership shall contribute to the capital of the Partnership the installments in default, and agree to assume the remaining liabilities of the Defaulting Partner pursuant to this Agreement and shall be admitted to the Partnership as a substitute Partner, succeeding to the rights and obligations of such Defaulting Partner.


        (ii) Deem a proportionate portion of the additional contribution of the Non-Defaulting Partners made pursuant to Section 5.05(a) to be a lean ("Capital Loan") by such Non-Defaulting Partners to the Partnership at a rate of interest equal to the lesser of 12% or the highest rate permitted by law. Notwithstanding any provision of Section VII hereof to the contrary, such Capital Loans shall be repaid as soon as possible from Partnership funds, and in any event, prior to repayment of any Optional Loans and prior to any other distributions to the Partners.

        (iii) Loan or arrange for a loan ("Contribution Loan") to the Partner-ship from any party, including any Partner ("Contribution Lender"), in an amount equal to all or part of the defaulted capital contribution installment at a rate of interest equal to the lesser of 12% or the highest rate permitted by law (such loans to be repaid out of such Defaulting Partner's share of the Partnership distributions and such Defaulting Partner shall be entitled to receive no distributions from the Partnership until such Contribution Loan and accrued interest have been paid in full). During the period in which Contribution Loans are outstanding, all distributions to such Defaulting Partner shall be deemed distributed to such Defaulting Partner for purposes of determining the capital account balance of such Defaulting Partner and for purposes of
    Section VII hereof, but sha11 be paid to the Contribution Lender in satisfaction of the Contribution Loans. Such payments shall first be applied to interest and then in reduction of principal of such Contribution Loans.

         (c) Each Partner acknowledges and agrees that the other Partners would not be entering into this Agreement were it not for (i) all the Partners agreeing to make the capital contributions required by this Section 5.05 and
(ii) the remedy provisions set forth in this Agreement, and in particular
Section 5.05(b) hereof. Each Partner acknowledges and agrees that (i) in the event that it rails to satisfy its obligations pursuant to this Agreement, the other Partners will suffer substantial damages and (ii) the purchase price for their interest in the Partnership and the other remedies set forth above in
Section 5.05(b) are fair, just and equitable in all respects and the determination of the purchase price in Section 5.05(b)(i) is administratively superior to any other method for determining such purchase price and each Partner hereby waives any rights it may have or be said to have to use any other method or procedure to determine the purchase price of its interest in the Partnership. If the Non-Defaulting Partners (or their assignee or designee) elect to purchase the interest or a Defaulting Partner, as set forth above, price, determined in the manner provided above, shall be paid in full in cash on the date set by the Non-Defaulting Partners within sixty (60) days following the date the Non-Defaulting Partners shall have notified the Defaulting Partner of their election to purchase the interest of the Defaulting Partner in the Partnership, and the interest of the Defaulting Partner in the Partnership shall be assigned to the Non-Defaulting Partners or their assignee or designee and the Defaulting Partner shall cease to have any interest in the Partnership as of the date of such assignment. No distributions of cash or assets of the Partnership shall be made by the Partnership to a Defaulting Partner from the Date of Default to the date of assignment. Each Partner hereby agrees that in the event its interest in the Partnership is purchased or reduced, as provided above in
Section 5.05(b)(i), it shall execute and deliver such conveyances, agreements, notes, instruments other documents which may be necessary, in the sole or and absolute discretion of the Non-Defaulting Partners, to confirm and render fully effective the remedies set forth in this Agreement, including, but not limited to, an assignment of interest in the Partnership and any amendments to this Agreement.

    5.06. Capital Account. An individual Capital account shall be established and maintained for each Partner. The capital accounts of the Partners shall be determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Section 1.704-l(b)(2)(iv) of the Section 704(b) Regulations (relating to maintenance of capital accounts). Each Partner's capital account shall be credited (increased) by:

         (a) the amount of its cash capital contributions to the Partnership and the agreed net fair market value of property other than cash contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to for purposes of Section 752 of the Code);

         (b) the amount of gain, net income and items of income and gain allocated to it pursuant to Section VI hereof;

         (c) the amount of any "deemed" gain allocated to such Partner pursuant to Section 5.11 hereof; and

         (d) any other increase required to be made to the capital account of the Partner by the Section 704(b) Regulations, to the extent not otherwise provided for herein; and shall be debited (decreased) by:

         (e) the amount of net losses Partner pursuant to Section VI hereof; allocated to such Partner pursuant to Section VI hereof

         (f) all amounts paid or distributed to it pursuant to Section VI hereof (other than any amount paid or distributed on account of Partner Loans), and the fair market value (as determined for purposes of Section 5.11) of property distributed to it other than in payment of Partner Loans (in each case, net of liabilities securing such distributed property that such Partner is considered to have assumed or taken subject to under Section 752 of the Code);

         (g) such Partner's distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the

Code (relating to expenditures which are neither deductible nor properly chargeable to capital), and expenditures which are treated as expenditures described in Section 705(a)(2)(B) of the Code under the Section 704(b) Regulations for purposes of capital account maintenance;

         (h) the amount of the Partner's allocable share of any decrease (relating to investment tax credits) in the aggregate basis of Partnership property under Sections 48(q)(1) or 48(q)(3) of the Code, such decrease to be allocated among the Partners in the same proportion as the adjusted tax basis or cost of the property giving rise to such decrease is allocated among the Partners under Treasury regulation Section 1.46-3(f);

         (i) the amount of any loss "deemed" allocated to the Partner pursuant to Section 5.11 hereof; and

         (j) any other reductions in the capital account of the Partner required by the Section 704(b) Regulations, to the extent not otherwise provided for herein.

     5.07. Negative Capital Account. No Partner with a negative balance in its capital account shall have any obligation to the Partnership or the other Partners to restore said negative balance

    5.08. Interest on Capital. No interest shall be paid on any capital contribution to the Partnership or capital account of a Partner.

    5.09. Determination of Capital Accounts and Transfers of Partners.
Except as otherwise provided in this Agreement, whenever it is necessary to determine the balance in the capital account of any Partner for purposes of this Agreement, such balance shall be determined after giving effect to all allocations of net income, net losses, gains and losses, and deemed gain and deemed losses of the Partnership for the current year and all distributions or deemed distributions for such year (other than payments with respect to Partner Loans) in respect of transactions effected prior to the date as of which such determination is to be made. A Partner shall not be entitled to withdraw any part of its capital account or to receive any distribution from the Partnership, except as specifically provided in this Agreement, and no Partner shall be entitled to make any additional capital contributions to the Partnership other than as provided herein. Any Partner, including any additional or substitute Partner, who shall receive an interest in the Partnership or whose interest in the Partnership shall be increased by means of a transfer to him or it of all or part of the interest of another Partner, shall have a capital account which reflects such transfer. Loans by any Partner to the Partnership shall not be considered contributions to the capital of the Partnership and shall not increase the capital account of the lending Partner.

    5.l0. Return of Capital. No Partner shall be liable for the return of the capital contributions, or any portion thereof, of any other Partner, it being expressly understood and agreed that such return shall be made solely from the assets of the Partnership. No Partner shall be entitled to demand and receive property other than cash in return for its capital contributions to the Partnership.

    5.11. Distributions in Kind. In the event that the Partnership distributes to a Partner property other than cash, solely for purposes of computing the capital accounts of the respective Partners, such distribution shall be treated as a sale by the Partnership of the property so distributed for an amount equal to the fair market value of such property (with appropriate adjustments for any liability which is assumed by the distributes Partner or to which such distributed property is taken subject by the distributes Partner), and the resulting "deemed" gain or "deemed" loss, as the case may be, shall be allocated in accordance with Section VI hereof. To the extent that the aggregate fair market value of such assets exceeds the aggregate basis thereof, such excess shall be deemed allocated to the Partners' respective capital accounts in the same manner as gain is allocated pursuant to Section VI hereof. To the extent that the aggregate fair market value of such assets is less than the aggregate basis thereof, such difference shall be deemed allocated to the Partners' respective capital accounts in the same manner as losses are allocated pursuant to Section VI hereof. The fair market values used for purposes of this
Section 5.ll in determining the amount of deemed gain or deemed loss shall be determinative of the values of such assets for purposes of determining the amounts of distributions to Partners under Section VII hereof. Such fair market value shall be determined in the following manner, should the Partners fail to agree on the determination of fair market value within thirty (30) days after such property is proposed to be distributed. Each Partner shall select an appraiser who is a member of the Appraisal Institute, or its successors. If any Partner fails to name an appraiser within thirty (30) days after written notice by the first Partner to appoint an appraiser that such Partner has selected an appraiser (such notice to contain the name of such appraiser), the Partner or Partners who have named an appraiser in written notice to the other Partners within such 30-day period may select the appraiser for the Partner or Partners who have failed to name an appraiser. The appraisers so selected shall proceed promptly to determine the fair market value of the property in question, taking into consideration any outstanding indebtedness, liabilities, liens and obligations relating to such property. The determination of such fair market value by the appraisers so selected shall be final and binding upon all parties; and if the appraisers so selected are unable to agree upon a fair market value within thirty (30) days after the appointment of the last appraiser, the fair market value of such property shall be the average of the two appraisals closest in value to each other, and the determination of the appraisers as to fair market value shall be conclusive as to such fair market value and shall be final and binding upon all parties. The Partnership shall pay the fees and expenses of the appraisers selected pursuant to the provisions of this Section 5.ll.

                                   SECTION Vl

                        ALLOCATION OF PROFITS AND LOSSES

    6.01. Net Income and Losses From Operations and Net Gains and Losses
From Capital Transactions. All net income and net losses of the Partnership from operations (and each item of income, loss, deduction or tax preference attributable thereto), all gains and losses of the Partnership in connection with an Interim Capital Transaction (including each item of gain, loss, credit or tax preference attributable thereto), for each fiscal year of the Partnership (or part thereof), and all gains and losses of the Partnership in connection with a dissolution and winding up of the Partnership, as determined for federal income tax purposes, shall be allocated as of the last day of each taxable year to the Partners in the following manner and order of priority:

         (a) To each Partner in proportion to their respective Percentage Interests in the Partnership.

         (b) If for any reason, losses (and hence deductions) are allocated other than in accordance with the Partners' relative Percentage Interests in the Partnership (pursuant to Section 6.01(a) above), so that one Partner has losses allocated to it in excess of those that would have been allocated to such Partner pursuant to Section 6.01(a), then notwithstanding
    Section 6.01(a), income and gain shall thereafter be allocated to the Partner to whom such excess losses were allocated, until the aggregate net amount of all aggregate losses and income or gain allocated to each Partner in relation to the aggregate net amount of all losses and income or gain allocated to all Partners, stand in the same ratio as their relative Percentage Interests in the Partnership, at which point, the allocations of income and gain shall revert to that of Section 6.01(a) above. Thereafter, should there again be losses allocated other than in accordance with the Partners' relative Percentage Interests in the Partnership (as provided in Section 6.01(a) above), then the above procedure shall be repeated so that income or gain is again allocated to the Partner to whom such excess losses were allocated, until the aggregate net amount of all aggregate losses and income or gain allocated to each Partner, in relation to the aggregate net amount of all aggregate losses and income or gain allocated to all Partners, stance in the same ratio as their relative Percentage Interests in the Partnership.

    6.02. Section 704(b) Limitation. Notwithstanding any other provision of this Agreement to the contrary, no allocation of income, gain or loss shall be made to a Partner if such allocation would not have "economic effect" pursuant to Treasury regulation Section 1.704-l(b)(2)(ii) or otherwise be in accordance with its interest in the Partnership within the meaning of Treasury regulation sections 1.704-l(b)(3) and 1.704-l(b)(4)(iv) and this Agreement shall be deemed to incorporate the minimum gain chargeback provisions of Treasury regulation
Section 1.704-l(b)(4)(iv)(e). To the extent an allocation cannot be made to a Partner due to the application of this Section 6.02, such allocations shall be made to the other Partner or Partners entitled to receive such allocation hereunder.

    6.03. Qualified Income Offset. If a Partner unexpectedly receives an adjustment, allocation or distribution described in paragraph (4), (5), or (6) of Section 1.704-l(b)(2)(ii)(d) of the Section 704(b) Regulations, gross income of the Partnership or gain from a sale of assets shall be allocated to such Partner or Partners in an amount sufficient to eliminate any deficit balance in such Partner's capital account caused by such adjustment, allocation or distribution as quickly as possible to the extent such deficit balance exceeds the amount such Partner is deemed obligated to restore to the Partnership pursuant to the Section 704(b) Regulations. It is the intent of the parties hereto that any allocation pursuant to this subsection constitutes a "qualified income offset" under Treasury regulation section 1.704-l(b)(2)(ii)(d).

    6.04. Section 704(c) Compliance. In accordance with Section 704(c) of the Code and the applicable Treasury regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to the capital of the Partnership, or with respect to any property which has a book basis different than its adjusted tax basis, shall, solely for federal income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such property to the Partnership and the book basis of such property.

                                   SECTION VII

                                  DISTRIBUTIONS

    7.01. Optional Distributions. After providing for the satisfaction of all the debts and obligations of the Partnership and after any required payments on any loan or other financing, the Partnership may, by agreement of the Partners (except as otherwise required in this Agreement), make distributions of all or any portion of the Net Cash Flow of the Partnership or net proceeds from any Interim Capital Transaction, to the extent available (after establishment of appropriate and reasonable reserves), to the Partners in the following manner and order of priority:

         (a) first, an amount up to the aggregate balance of the Optional Loan Accounts of the Partners shall be distributed to the Partners first to make the Optional Loan Accounts of the Partners stand in the same ratio as their respective Percentage Interests in the Partnership, and then, in proportion to their respective shares of such aggregate additional balance, if any, of the Optional Loan Accounts of the Partners; and

         (b) any remaining Net Cash Flow of the Partnership which is approved by the Partners for distribution shall be distributed to the Partners in accordance with their respective Percentage Interests in the Partnership.

    7.02. Mandatory Distributions. Notwithstanding the foregoing provisions of
Section 7.01 to the contrary, the Partners agree, except as set forth below, that after providing for the satisfaction of all the current portion of debts and obligations of the Partnership, including without limitation, Optional Loans, and after any required current payments on any loan or other financing, the Partnership shall as soon as reasonably practical (but in any event within forty-five (45) days after the end of the fiscal year) make annual distributions of Net Cash Flow of the Partnership and net proceeds from any Interim Capital Transaction, to the extent available (after establishment of appropriate and read reserves in accordance with generally accepted accounting principles), to the Partners in an amount up to the aggregate balance of the Preferred Distribution Accounts of the Partners in proportion to the relative balance in each such Partner's Preferred Distribution Account. Notwithstanding the foregoing provisions of this Section
7.02 to the contrary, the Partners agree that a distribution to a Partner, pursuant to this Section 7.02, of net proceeds from an insurance award ("Casualty") shall not exceed an amount equal to the product of (i) the amount of income or gain of the Partnership properly allocated to such Partner pursuant to Section VI of this Agreement as a result of such Casualty (without regard to any other income, gain or loss of the Partnership) times (ii) the sum of the highest marginal federal and applicable state and local income tax rates applicable to domestic corporations at the time of such distribution (adjusted to take into account the deduction of state and local taxes for federal income tax purposes).


                                 SECTION VIII

                                OPTIONAL LOANS

    8.01. Optional Loans. To the extent required by Partnership business, any Partner may, but shall not be obligated or required to, advance or lend moneys to the Partnership ("Optional Loans"), and the amount of any such advance or loan shall not, unless otherwise agreed to by the Partners, be deemed an increase in or contribution to the capital account of such Partner or entitle such Partner to any increased share in distributions or allocations of the Partnership; rather the amount of any such advance or loan shall be deemed to be an Optional Loan to and an obligation of the Partnership to such Partner and shall bear interest at a rate per annum equal to one per cent (1%) over the prime rate from time to time quoted by The Chase Manhattan Bank, N.A. in New York, New York, or at such other rate as may be agreed to by the Partners. Notwithstanding any provision of Section VII hereof to the contrary, but subject to Section 8.02 hereof, all interest on Optional Loans to the Partnership by any Partner shall be payable quarterly out of the Net Cash Flow of the Partnership and the net proceeds from any Interim Capital Transaction and principal shall be paid in accordance with the terms of such Optional Loan; provided, however, that all such advances or loans, together with accrued and unpaid interest thereon, shall become immediately due and payable upon termination and dissolution of the Partnership. Each Partner shall have an account ("Optional Loan Account") which shall be increased by Optional Loans made by such Partner, plus interest on such Optional Loans, and decreased by payments on Optional Loans made as provided in Section VII hereof. Distributions specified in Section VII hereof which decrease the Optional Loan Account of any Partner shall be treated first as in payment of accumulated interest on such Optional Loans and next as in payment of principal of such Optional Loans. Subject to Section 8.02 and this Section 8.01, Optional Loan repayment terms shall be specified by the lending Partners at the time the Optional Loan is made.

    8.02. Subordination. If at any time the Partnership is indebted to a third person and if the debt instrument(s) evidencing such indebtedness require that loans or advances from any Partner to the Partnership be subordinated to such indebtedness, then the Partners and the Partnership shall take such action with respect to the subordination of such loans as may be required to comply with the provisions of such debt instrument(s).

    8.03. Personal Liability. No Partner shall be personally liable for the repayment of any Optional Loan, or any portion thereof, of any other Partner, it being expressly understood and agreed that such repayment of principal and interest of such Optional Loans shall be made solely from the assets of the Partnership.

                                   SECTION IX

                   TAX AND ACCOUNTING REPORTS AND STATEMENTS

    9.01. Tax Returns. General Electric shall prepare and file or cause to be prepared and filed a federal partnership information return in compliance with
Section 6031 of the Code and all other federal, state and local income tax returns and statements of the Partnership, if any, which must be filed on behalf of the Partnership with any taxing authority. Copies of all such tax returns of the Partnership shall be promptly furnished to each Partner. Each return shall be prepared on the basis of an allocation of income, gains and losses of the Partnership to the Partners in accordance with Section 6.01 hereof, unless General Electric elects to file on a different basis after it shall have received an opinion of tax counsel selected by the Partners to the effect that there is not a reasonable basis under the relevant provisions of the Code on which such a return could be filed.

    9.02. Tax Decisions and Elections. Except as otherwise expressly provided in this Agreement, all tax decisions and elections for the Partnership shall be made and approved by the Partners.

    9.03. Tax Information. By the first day of March of each fiscal year of the Partnership, General Electric shall furnish or shall cause to be furnished to each Partner such tax information as shall be necessary (including a statement for the previous year of each Partner's share of any net income, net gains, net losses and other items of the Partnership) for the preparation and filing of federal income tax returns, state income tax returns and any other applicable tax returns, reports or filings of the Partners.

    9.04. Fiscal Year. The Fiscal year of the Partnership shall be the calendar year.

    9.05. Books and Records. The Partnership shall keep or cause to be kept current and complete accounts, books and records of all transactions and dealings of the Partnership. The Partnership's accounts, books and records shall be maintained on an accrual basis and in accordance with generally accepted accounting principles applied on a consistent basis from year to year. The books and records of the Partnership shall at all times be maintained at the principal office of the Partnership or at such other place or location as shall be agreed to by the Partners.

    9.06. Access to Books and Records. Each Partner shall have the right, at all reasonable times during usual business hours and at the expense of such Partner, to audit, examine and make copies of or extracts from the accounts, books and records of the Partnership. Such right may be exercised through any agent or employee of such Partner or by an independent accountant or attorney designated by such Partner.

    9.07. Reports. The Partnership shall retain General Electric to prepare and furnish or cause to be prepared and furnished to the Partners monthly, quarterly and annual statements showing the revenue and expenses of the Partnership for each period, a cash flow report of the Partnership containing a statement of receipts and disbursements of the Partnership, the balances in the capital accounts of each Partner, a balance sheet of the Partnership as of the end of each such period and such other information as shall be reasonably requested by a Partner in order for such Partner to be reasonably advised of the financial status and results of operations of the Partnership. The Partnership shall have an annual audit of its financial books, records and reports, including its balance sheet and statement of revenue and expenses, by Deloitte Haskins & Sells or another firm of certified public accounts of nationally recognized standing approved by the Partners, and shall furnish to each Partner copies of such balance sheet, statement of revenue and expenses, and a statement of such Partner's share of the Partnership's profit or loss and the balance of its capital account as at year end, together with the opinion of said accountants covering such balance sheet and statements, within ninety (90) days after the end of each fiscal year. The Partnership shall also promptly furnish to the Partners copies of all written reports, documents or notices which are material to the Partnership or its business or which are requested from time to time by any Partner.

    9.08. Accounting Decisions. All accounting decisions for the Partnership, other than those accounting decisions specifically provided for in this Agreement, shall be made and approved by the Partners.

    9.09. Bank Accounts and Investments. The funds of the Partnership shall be maintained in such bank or depository account or accounts, or invested in such interest-bearing investments, as shall from time to time be approved by the Partners. One or more accounts shall be maintained for and in the name of the Partnership in such bank or depository as shall from Lime to time be approved by the Partners. Temporary excess cash of the Partnership may be deposited in a central interest-bearing account in the name of General Electric or an entity affiliated with General Electric (the "Depository"), so long as separate entries are made on the books and records of the Partnership and on the books and records of the Depository reflecting that deposits in the bank account of such Depository with respect to amounts received from the Partnership are payable on demand, have been deposited therein for the account of the Partnership and that withdrawals from such bank account have been made for the purpose of disbursing funds to the

Partnership or for the purpose of paying costs, expenses or liabilities of the Partnership. Such funds shall be disbursed only for Partnership purposes. All withdrawals from any such account or accounts shall require the signature of duly authorized signatories from time to time approved by the Partners.

    9.10. Appointment of Tax Matters Partner. General Electric is hereby designated Tax Matters Partner (hereinafter "TMP") as defined in Section 6231(a)(7) of the Internal Revenue Code (as amended) (the "Code"). The TMP and the other Partners shall use their best efforts to comply with the responsibilities outlined in this Section 9.10 and in Sections 6221 through 6232 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other Partner. The following provisions shall be applicable to the TMP and the other Partners:

         (a) The Partners shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Partners in accordance with Section 6223 of the Code. The TMP shall keep the Partners informed of all audits or investigations of the Partnership and of all administrative and judicial proceedings, as required by Section 6223 of the Code, and shall furnish each Partner with a copy of each notice or other communication received by the TMP from the Internal Revenue Service (except such notices as are sent directly to the Partners by the Internal Revenue Service).

         (b) If any Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, at least thirty (30) days prior to the filing of such notice, notify the other Partners of such intent and the manner in which the Partner's intended treatment of a partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

         (c) The TMP shall not enter into any extension of the period of limitations for making assessments on behalf of the other Partners without first securing the written consent of the other Partners.

         (d) No Partner shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any Partnership taxable year without first notifying the other Partners. If the other Partners agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days, or within the period required to file timely the request for administrative adjustment, if shorter, any Partner, including the TMP, may file a request for administrative adjustment on its own behalf.

         (e) Any Partner intending to file a petition under Sections 6226, 6228, or other sections of the Code with respect to any partnership item, or other tax matters involving the Partnership, shall notify the other Partners of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Partner intending to file such petition, such notice shall be given within a reasonable time to allow the other Partners to participate in the choosing of the forum in which such petition will be filed.

         (f) The TMP shall not bind any other Partner to a settlement agreement without obtaining the written concurrence of any such Partner who would be bound by such agreement. Any other Partner who enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the other Partners of such settlement agreement and its terms within ninety (90) days from the date of settlement.

         (g) The TMP shall be entitled to reimbursement by the Partnership for all expenses, including without limitation expenses of tax counsel and accountants, reasonably incurred by the TMP in representing the Partnership in any audit or investigation of the Partnership by the Internal Revenue Service and in any administrative or judicial proceeding relating to the tax treatment by the Partnership of Partnership items.

         (h) The provisions of this Section 9.10 shall survive the termination of the Partnership or the termination of any Partner's interest in the Partnership and shall remain binding on the Partners for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the Partnership.

    9.11. Continuation of Tax Partnership Status. The Partners agree not to elect to be, or to have the Partnership, excluded from the application of all or any part of

Subchapter K of Chapter One of Subtitle A of the Code, as amended, from any successor provisions thereto under the Code, or from any provisions of state income tax laws of substantially the same effect.

    9.12. Tax Profits and Losses. For federal income tax purposes, the profits and losses of the Partnership shall be determined each year in accordance with the accounting methods followed for federal income tax purposes and shall be allocated among the Partners and credited or debited to their respective capital accounts, as set forth in Section VI hereof.

                                    SECTION X

                       TRANSFER OF PARTNERSHIP INTERESTS

    10.01. Transfers Restricted; No Relief of Liability. Except as otherwise provided in this Section X or Section XI hereof, no Partner shall have any right to directly or indirectly Transfer any part or all of its interest in the Partnership or otherwise withdraw or resign from the Partnership. Any attempt to Transfer its interest in the Partnership, without the prior written consent of the other Partners, shall be void and without force and effect.

    10.02. Permitted Transfers. Notwithstanding the foregoing provisions of
Section 10.01 hereof, TPP may Transfer all of its interest in the Partnership (provided the requirements of Section 10.03 hereof are otherwise complied with) to a person or entity which is 90% (directly or indirectly) owned and controlled by TPP, Champlin Refining Company, Properchamp, Inc., Union Pacific Refining Inc. or their Affiliates (for purposes of this Section 10.02, the term "control" as used in the definition of "Affiliate" shall mean the ownership of 90% or more of the beneficial interest in the firm or entity referred to).

    10.03. Requirements of Permitted Transfers. Notwithstanding the foregoing provisions of Section 10.02, no permitted Transfer by a Partner (whether direct or indirect) of its interest in the Partnership shall be effective, unless and until the provisions of this Section 10.03(a)-(b) below are satisfied.

         (a) A counterpart of the instrument of Transfer, executed and acknowledged by the parties thereto, has been delivered to the Partnership and to the other Partners.

        (b) The Transfer will not result in the transferring Partner (but only if such transferring Partner continues to hold an interest in the Partnership) or the transferee holding an interest in the Partnership of less than one percent (1%).

        10.04. Basis Adjustment. In the event of a Transfer of all or part of the interest of a Partner in the Partnership pursuant to Section 10.02 hereof, at the request of the transferee, the Partnership shall elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of Partnership property as provided by Sections 734 and 743 of the Code.

        10.05. Allocations Between Transferor and Transferee. Upon the Transfer of all or any part of the interest of a Partner as hereinabove provided, the net income, net losses, net gains and credits attributable to the interest so transferred shall be allocated between the transferor and the transferee in accordance with the daily proration allocation method as authorized by the Code and applicable Treasury Regulations and Internal Revenue Service policies. Distributions shall be made to the holder of record of the interest on the date of distribution.

        10.06. Continued Liability of General Electric. Notwithstanding any other provision of this Agreement to the contrary, neither the Transfer of all or any part of General Electric's interest in the Partnership, nor General Electric's ceasing, for any other reason, to be a Partner of the Partnership or the sale of all or any portion of the assets of the Partnership shall be effective to relieve General Electric of any of its obligations under this Agreement, regardless of whether such obligations may have been assumed by any other party.

                                   SECTION XI

                                   BUY - SELL

    11.01. Transfer to Non-Affiliate. At any time after the execution and delivery of this Agreement, General Electric may require the sale, transfer and assignment of all of (but not less than all of) TPP's interests in the Partnership to a third party entity nominated by General Electric and which is not an Affiliate of General Electric (the "Purchasing Entity"), as set forth in this Section 11.01. At any time after the execution and delivery of this Agreement, General Electric may require the sale, transfer and assignment of all of (but not less than all of) JLM's interests in the Partnership to a Purchasing Entity, as set forth in this
Section 11.01.

    (a) The right of General Electric to require the sale and transfer of TPP's and/or JLM's interests in the Partnership to a Purchasing Entity as set forth above may be exercised at any time by General Electric by written notice given by General Electric to TPP or JLM, as the case may be. The purchase and sale of TPP's or JLM's interests in the Partnership, as the case may be, by such Purchasing Entity shall be consummated at a closing (the "11.01 Closing") which shall be held at the principal office of the Partnership at 10:00 a.m. central time, on a date to be mutually agreed upon, but in no event later than sixty
(60) days after the date that General Electric shall have exercised its right pursuant to this Section 11.01 by serving written notice on TPP or JLM, as the case may be. At the 11.01 Closing, the Purchasing Entity and General Electric (as set forth below) shall pay to TPP or JLM, as the case may be, the amount of the 11.01 Purchase Price for such Partner's respective interest in the Partnership (as defined below in subparagraph (b) of this Section 11.01) by delivery of a certified or official bank check or the effecting of a bank wire transfer to an account designated therefor by TPP or JLM, as the case may be, (in either case, in immediately available funds) in such amount, and General Electric shall duly execute and deliver to TPP or JLM, as the case may be, releases from and indemnity against all obligations (actual or contingent) as provided in Section 11.05, provided, however, that in any event, TPP's or JLM's rights to indemnity pursuant to this Section ll.Ol(a) and Section 11.05 hereof shall survive such transactions and the Closings and the termination and dissolution of the Partnership. At the respective 11.01 Closings, the Purchasing Entity, General Electric and TPP or JLM, as the case may be, shall execute and deliver, such other deeds, assignments, bills of sale, releases and other instruments as may be reasonably necessary to effect the sale and transfer of TPP's or JLM's entire interest in the Partnership being purchased and sold hereunder free and clear of all liens or encumbrances.


    (b) For purposes of this Section 11.01, the purchase price of each of TPP's and/or JLM's respective interest in the Partnership ("11.01 Purchase Price") shall be the sum of (i) one hundred ten percent (110%) of the aggregate of all actual cash contributions of such Partner to the Partnership (regardless of such Partner's capital account balance), (ii) all of such Partner's Percentage Interest in the undistributed profits of the Partnership as determined (as of the date of transfer) in accordance with generally accepted accounting principles and (iii) any payment and the fair market value of any benefit furnished directly or indirectly to General Electric or any of its Affiliates from or by the Purchasing Entity in consideration for General Electric exercising its rights under Section 11.01(a). The portions of the 11.01 Purchase Price referred to in clause (i) and clause (ii) of the preceding sentence shall be paid by the Purchasing Entity and the portion of the 11.01 Purchase Price referred to in clause (iii) of the preceding sentence shall be paid by General Electric. In the event that either or both of TPP's and/or JLM's interests in the Partnership are purchased pursuant to this Section 11.01, the balance in such Partner's Optional Loan Account, together with any amount owed to such Partner on account of any Capital Loan or Contribution Loan, shall become immediately due and payable. THE payment of such loan amounts by the Partnership to TPP and/or JLM shall be a condition precedent to the closing of the sale and transfer of such Partner's interest in the Partnership pursuant to this Section 11.01.

    11.02. Transfer to General Electric. Upon any date ("Purchase Date") on or after December 31, 2008 or as provided in Section XII hereof, General Electric, or its Affiliate, designee or assign ("Purchaser"), may purchase all of (but not less than all of) TPP's interest in the Partnership, as set forth in this
Section 11.02. Upon any Purchase Date or as provided in Section XII hereof, the Purchaser may purchase all of (but not less than all of) JLM's interest in the Partnership, as set forth in this Section 11.02. The right of General Electric to substitute its Affiliate, designee or assign shall not relieve it of any of its obligations pursuant to this Section 11.02.

    (a) The right of Purchaser to purchase TPP's or JLM's interest in the Partnership as set forth above may be exercised by Purchaser by written notice given by General Electric to TPP or JLM, as the case may be, not less than one hundred eighty (180) calendar days prior to such Purchase Date (such notice to specify the Purchase Date). The purchase and sale of TPP's and/or JLM's interests in the Partnership, as the case may be, by Purchaser shall be consummated at a closing (the "11.02 Closing") which shall be held at the principal office of the Partnership at 10:00 a.m. central time, on a date to be mutually agreed upon, but in no event later than 30 days after the Purchase Date, to be effective as of the Purchase Date. At the 11.02 Closing, the Partnership shall distribute to TPP and/or JLM, as the case may be, all of such Partner's Percentage Interest in the undistributed profits of the Partnership as determined (as of the date of transfer) in accordance with generally accepted accounting principles and the Purchaser shall pay to TPP and/or JLM, as the case may be, in cash the amount of the 11.02 Purchase Price for each such Partner's respective interest in the Partnership (as defined below in subparagraph (b) of this Section 11.02) by delivery of a certified or official bank check or the effecting of a bank wire transfer to an account designated therefor by TPP and/or JLM, as the case may be, (in either case, in immediately available funds) in such amount, and General Electric shall duly execute and deliver to TPP and/or JLM, as the case may be, releases from and indemnity against all obligations (actual or contingent) incurred or to be incurred, as provided in Section 11.05 hereof, provided, however, that in any event, TPP's and JLM's rights to indemnity pursuant to this
Section 11.02(a) and Section 11.5 shall survive such transactions and their closings and the termination and dissolution of the Partnership. At the 11.02 Closings, Purchaser and TPP or JLM, as the case may be, shall execute and deliver such other deeds, assignments, bills of sale, releases and other instruments as may be reasonably necessary to effect the sale and transfer of TPP's and/or JLM's entire interests in the Partnership to Purchaser free and clear of all liens and encumbrances.

    (b) For purposes of this Section 11.02, the purchase price of each of TPP's and JLM's respective interest in the Partnership ("11.02 Purchase Price") shall be as follows:

         (i) In the event the Partnership purchases any additional Phenol manufacturing related facilities or expands to any degree the existing Phenol Facility, as contemplated by Section 5.05 hereof, $13,000,000 for TPP's interest in the Partnership and $528,000 for JLM's interest in the Partnership; and

         (ii) In the event the Partnership does not purchase any additional Phenol manufacturing related facilities or expand to any degree the existing Phenol Facility as contemplated by Section 5.05 hereof, $7,100,000 for TPP's interest in the Partnership and $288,000 for JLM's interest in the Partnership.

In the event that either or both of TPP's and/or JLM's interests in the Partnership are purchased pursuant to this Section 11.02, the balance in such Partner's Optional Loan Account, together with any amount owed to such Partner on account of any Capital Loan or Contribution Loan, shall become immediately due and payable. The payment of such loan amounts by the Partnership to TPP and/or JLM shall be a condition precedent to the Closing of the sale and transfer of such Partner's interest in the Partnership pursuant to this Section 11.02.

    11.03. TPP and JLM Options. TPP may, upon the happening of any Separation Event (as defined below), require General Electric to purchase all of (but not less than all of) its interest in the Partnership, as set forth in this Section
11.03. JLM may, upon the happening of any one or more of the Separation Events set forth in Sections 11.03(c)(i)-(v), inclusive, require General Electric to purchase all of (but not less than all of) its interest in the Partnership, as set forth in this Section 11.03. General Electric may substitute a third party designated by General Electric as the party purchasing JLM's and/or TPP's interest in the Partnership pursuant to this Section 11.03. The right of General Electric to substitute a third party shall not relieve it of any of its obligations pursuant to this Section 11.03.

    (a) The right of TPP or JLM to require the purchase and transfer of its respective interest in the Partnership to General Electric (or a third party designated by General Electric), as set forth above, may be exercised by TPP or JLM, as the case may be, giving General Electric written notice ("Put Notice") of the happening of a Separation Event (without regard to any cure periods). If, after such Put Notice is given by TPP or JLM, as the case may be, such Separation Event is not cured within the applicable cure period, if any, as specified below for such a Separation Event, then General Electric will be required to purchase TPP's and/or JLM's entire interest in the Partnership, as the case may be. In the event such Separation Event is cured within the applicable cure period, if any, specified in Section 11.03(c), General Electric will not be required to purchase TPP's or JLM's interest in the Partnership pursuant to such Put Notice. The purchase and sale of TPP's or JLM's interest in the Partnership by General Electric or its designee shall be consummated in a closing (the "11.03 Closing") which shall be held at the principal office of the Partnership at 10:00 a.m. central time, on a date to be mutually agreed upon, but in no event later than one hundred and fifty (150) days after the applicable Put Notice. At the 11.03 Closing, General Electric, or its designee, shall pay in cash to TPP and/or JLM, as the case may be, the amount of the 11.03 Purchase Price for such Partner's interest in the Partnership (as defined below in subparagraph (b) of this

Section 11.03) by delivery of a certified or official bank check or the effecting of a bank wire transfer to an account designated therefor by TPP and/or JLM, as the case may be, (in immediately available funds) in such amount, and General Electric shall duly execute and deliver to TPP and/or JLM, as the case may be, releases from and indemnity against all obligations (actual or contingent) incurred or to be incurred, as provided in Section 11.05, provided, however, that in any event, TPP's and JLM's rights to indemnity pursuant to this
Section 11.03(a) and Section 11.05 hereof shall survive such transaction and its closing and the termination and dissolution of the Partnership. At the 11.03 Closing, General Electric, TPP and/or JLM, as the case may be, and, if applicable, General Electric's designee shall execute and deliver such other deeds, assignments, bills of sale, releases and other instruments as may be reasonably necessary to effect the sale and transfer of TPP's and/or JLM's entire interest in the Partnership to General Electric or its designee free and clear of all liens and encumbrances.

    (b) For purposes of this Section 11.03, the purchase price of TPP's or JLM's interest in the Partnership (the "11.03 Purchase Price") shall be an amount equal to the sum of (i) one hundred percent (100%) of the aggregate of all actual cash contributions of TPP and/or JLM, as the case may be, to the Partnership (regardless or such Partner's capital account balance), plus (ii) all of TPP's and/or JLM's Percentage Interest in the undistributed profits of the Partnership as determined (as of the date of transfer) in accordance with generally accepted accounting principles; provided, however, that, if TPP requires General Electric (or a third warty designated by General Electric) to purchase its interest in the Partnership pursuant to this Section 11.03 solely because of the happening of a Separation Event described in Section 11.03(c)
(vii) (resulting from the termination Refining Company of the Phenol Plant Cumene Purchase/Sale Agreement), the 11.03 Purchase Price for TPP's interest in the Partnership shall not exceed to the then fair market value of TPP's interest in the Partnership.

    (c) As used herein, the term "Separation Event" shall mean and refer to any one or more of the following:

         (i) The failure of General Electric to cure any material breach by General Electric of any of its material obligations set forth in the Operation and Maintenance Agreement, the Phenol and Acetone Purchase and Supply Agreement, the Utilities, Waste and Site Services Agreement
or the License Agreement within sixty (60) days after notice of such breach from TPP or JLM;

        (ii) The failure of General Electric, within the applicable grace and cure period of Section 5.05, to make additional capital contributions to the capital of the Partnership as required pursuant to Section 5.05 hereof;

        (iii) The failure of General Electric to satisfy any of its material obligations pursuant to Section IX hereof, if such failure is not cured within thirty (30) days after notice of such breach from TPP or JLM; .

        (iv) Any attempt by General Electric to Transfer its interest in the Partnership, other than as permitted in this Agreement;

        (v) General Electric making a general assignment for the benefit of creditors, filing a voluntary bankruptcy petition, becoming a subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding, filing a petition or answer seeking for such party a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such party in a proceeding of the type described above, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such party or of all or any substantial part of such party's properties; or one hundred twenty (120) days expire after the date of commencement of a proceeding against such party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law if the proceeding has not been previously dismissed, or ninety (90) days expire after the date of the appointment, without such party's consent or acquiescence, of a trustee, receiver or liquidator of such party or of all or any substantial part of such party's properties if the appointment has not been previously vacated or stayed, or ninety (90) days expire after the date of expiration of a stay, if the appointment has not previously been vacated; or solely as a Separation Event for JLM, JLM or a party owning 80% or more of JLM does any of the foregoing bankruptcy or insolvency events or actions set forth in this Section 11.03(c)(v);

        (vi) The failure of the Partnership to cure any material default by the Partnership pursuant to the Phenol Plant Cumene Purchase/Sale Agreement within sixty (60) days after notice of such breach from TPP; and

        (vii) Termination of the Phenol Plant Cumene Purchase/Sale Agreement.

    11.04. Nonproduction of Phenol. (a) In the event that the Phenol Facility does not produce any phenol acceptable to General Electric under the Phenol and Acetone Supply Agreement (such nonproduction of acceptable phenol being referred to as the "Phenol Failure", without regard to the duration of such nonproduction or failure) and such Phenol Failure continues for two consecutive quarters, General Electric shall have the right to purchase JLM's and/or TPP's interests in the Partnership, as the case may be, at the then fair market value of each such Partner's interest in the Partnership (as to each such Partner, the purchase price as provided in this Section 11.04(a) shall be sometimes referred to as the "11.04(a) Purchase Price"). The procedure and notice requirements for such purchase shall be as set forth in Section ll.Ol(a).

    (b) TPP may, upon the happening of any 11.04(b) Event (as defined below), require General Electric to purchase all of (but not less than all of) its interest in the Partnership, as set forth in this Section 11.04(b). JLM may, upon the happening of any 11.04(b) Event, require General Electric to purchase all of (but not less than all of) its interest in the Partnership, as provided in this Section 11.04(b). In each case, General Electric may substitute a third party designated by General Electric as the party purchasing TPP's or JLM's interest in the Partnership pursuant to this Section 11.04(b). The right of General Electric to substitute a third party shall not relieve it of any of its obligations pursuant to this Section 11.04(b).

         (i) The right of TPP and/or JLM, as the case may be, to require the purchase and transfer of their respective interest in the Partnership to General Electric (or a third party designated by General Electric), as set forth above, may be exercised by TPP and/or JLM, as the case may be, giving General Electric written notice ("11.04(b) Notice") of the happening of an 11.04(b) Event. After such 11.04(b) Notice is given by TPP and/or JLM, as the case may be, General Electric will be required to purchase TPP's and/or JLM's interest in the Partnership, as the case may be. The purchase and sale of such interest in the Partnership by

    General Electric or its designee shall be consummated in a closing (the "11.04(b) Closing") which shall be held at the principal office of the Partnership at 10 a.m. central time, on a date to be mutually agreed upon, but in no event later than thirty (30) days after the 11.04(b) Notice is given by TPP or JLM, as the case may be, to General Electric. At the 11.04(b) Closing, General Electric, or its designee, shall pay in cash to TPP and/or JLM, as the case may be, the amount of the 11.04(b) Purchase Price for such Partner's interest in the Partnership [as defined below in subparagraph (ii) of this Section 11.04(b)] by delivery of a certified or official bank check or the effecting of a bank wire transfer to an account designated therefor by TPP and/or JLM, as the ease may be (in immediately available funds), in such amount, and General electric shall duly execute and deliver to TPP and/or JLM, as the case may be, releases from and indemnity against all obligations (actual or contingent) incurred or to be incurred, as provided in Section 11.05 hereof, provided, however, that in any event, TPP's and/or JLM's right to indemnity pursuant to this Section 11.04(b)(i) and Section 11.05 hereof shall survive such transaction and its closing and the termination and dissolution of the Partnership. At the 11.04(b) Closings, General Electric, TPP, JLM and if applicable, General Electric's designee shall execute and deliver such other deeds, assignments, bills of sale, releases and other instruments as may be reasonably necessary to effect the sale and transfer of TPP's and/or JLM's entire interest in the Partnership, as the case may be, to General Electric or its designee free and clear of all liens and encumbrances.

         (ii) For purposes of this Section 11.04(b), the purchase price of each of TPP's and/or JLM's respective interest in the Partnership shall be equal to the then fair market value of such Partner's interest in the Partnership (as to each of TPP and JLM, such purchase price of such Partner's interest in the Partnership being referred to as the "11.04(b) Purchase Price"). In the event that either or both of TPP's and/or JLM's interest in the Partnership are purchased pursuant to this Section 11.04(b), the balance in such Partner's Optional Loan Account, together with any amount owed to such Partner on account or any Capital Loan or Contribution Loan, shall become immediately due and payable.

         (iii) As used herein, the term "11.04(b) Event" shall mean and refer to any one or more of the following:

              (A) Two consecutive quarters of Phenol Failure, if no commitments have been made during such two consecutive quarters to initiate, begin and pursue with all reasonable diligence the necessary steps (within twelve (12) months of the initial Gate of such Phenol Failure) to produce phenol acceptable to General Electric (in this regard, TPP and JLM shall not interfere with or object to the making of such commitments, provided that neither JLM nor TPP shall have any obligations to make capital contributions, or other commitments, liabilities or obligations, not indemnified for by General Electric, pursuant thereto);

              (B) Genera1 Electric notifies TPP or JLM, after any Phenol Failure of General Electric's intention not to correct or rectify such Phenol Failure;

              (C) Five (5) consecutive fiscal quarters of Phenol Failure; unless
         (1) throughout such five consecutive fiscal quarters and continuing until phenol acceptable to General Electric is produced by the Phenol Plant, all of the current debts, obligations and liabilities of the Partnership are being paid and satisfied when due, (2) funds have been made fully available to the Partnership in amounts reasonably sufficient to fully and completely take the necessary steps to correct or rectify such Phenol Failure and such corrective or rectifying steps shall have been initiated within such five consecutive fiscal quarters and pursued with reasonable diligence to completion and (3) phenol acceptable to General Electric has been produced within thirty (30) months of the initial date of such Phenol Failure; and

              (D) The Partnership makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, becomes a subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings, files a petition or answer seeking for itself a reorganization, rearrangement, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed Partnership in a proceeding of the type described above, or seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of the
               Partnership or of all or any substantial part of the Partnership's property; or one hundred twenty (120) days expire after the date of such commencement of a proceeding against the Partnership seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under an: law, if the proceeding has not been previously dismissed; or ninety (90) days days expire after the date of the appointment, without the Partnership's consent or acquiescence, of a trustee, receiver or liquidator of the Partnership or of all or any substantial part of the Partnership's properties, if the appointment has not been previously vacated or stayed; or ninety
               (90) days expire after the date of expiration of a stay, if the appointment has not been previously vacated.

          11.05. Indemnifications.

          (a) In the event that the partnership interest of TPP or JLM shall be purchased (herein the "Purchased Party") as set forth in Sections 11.01, 11.02, 11.03 or 11.04 hereof or TPP ceases to be a partner by dissolution or operation of law, General Electric shall (without any responsibility or liability of or recourse to TPP, the Purchased Party, the Partnership or any of TPP's or the Purchased Party's partners, directors, direct or indirect stockholders, officers, employees, agents, or successors or assigns) defend the Indemnified Parties (as defined below) against and absolutely and irrevocably indemnify and hold the Indemnified Parties harmless from and against any and all (i) (A) claims, liabilities or obligations arising from, asserted against or related to the Partnership, the Phenol Facility, any of the transactions undertaken in connection with or contemplated by the Operative Documents, any other agreement to which the Partnership may be a party (other than claims of the Partnership against an Indemnified Party pursuant to contracts between the Partnership and such Indemnified Party or resulting from an actual breach by an Indemnified Party of an Operative Document), this Agreement or the purchase of the Indemnified Party's interest in the Partnership, including, without limitation, any and all claims, liabilities or obligations relating to environment, health, safety, personal injury, property damage, employment claims, product liability, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements or any other alleged or actual breach or violation of any obligation of or requirement binding on the Partnership, the Indemnified Party or the purchaser of an Indemnified Party's interest in the Partnership; or (B) claims, liabilities or obligations arising from, related to or based upon allegations of any of the foregoing (other than costs and expenses of defending and investigating such claim or action, which are indemnified, if at all, as provided below in subparagraph (b) of this Section 11.05); and (ii) claims, liabilities or obligations (including costs, expenses, fines, assessments, charges, penalties, damages (whether actual, punitive or consequential) or judgments of any kind or nature whatsoever assessed in litigation or other similar proceedings) arising from, asserted against or associated with any claim, liability or obligation described above in clause (i) of this Section 11.05(a) (clauses
     (i) and (ii) of this Section 11.05(a) being referred to herein collectively as the "Indemnified Liabilities") regardless of how or when they arose or arise and regardless of by whom or when asserted and whether the facts on which any Indemnified Liability is based occurred prior to, on or subsequent to the date hereof or the date of purchase of the Indemnified Party's interest in the Partnership and regardless of whether known or unknown, fixed or contingent, asserted or unassorted, or arising out of strict liability, malfeasance, misfeasance, or nonfeasance, provided, however, that this Section 11.05(a) shall not apply to and shall not indemnify any Indemnified Party with respect to any claim or liability arising out of such Indemnified Party's gross negligence, willful misconduct, intentional wrong doing or any breach of any agreement by such Indemnified Party which is based on such Indemnified Party's actions (but not actions of the Partnership or any Partner which are imputed to such Indemnified Party), or any federal, state or local income tax liability of such Indemnified Party (other than the tax liability arising from any indemnification payment made to such Indemnified Party pursuant to this
     Section 1l.05), provided further that Indemnified Liabilities shall not include any claim, liability or obligation (i) of or asserted against a Partner or an Indemnified Party, the basis of which does not relate to the status of the Partner as a partner or former partner in the Partnership or in the case of an Indemnified Party, the basis of which does not relate to the status of the Indemnified Party's relationship to a partner in the Partnership and such partner as a Partner in the Partnership or (ii) of an Indemnified Party, the sole basis of which is the actual active negligence of such Indemnified Party as finally determined by a court of competent jurisdiction. "Indemnified Parties" shall mean TPP, any Purchased Party, any shareholder, officer, director or partner of TPP or any purchased Party, any Person which directly or indirectly controls, is controlled by or is under common control with TPP or any Purchased Party or any shareholder, officer, director or partner of TPP or any Purchased Party, or any shareholder, partner, officer, employee, agent, successor or assign of any of the foregoing and any officer of a partner of TPP or a Purchased Party.

          (b) Promptly after the notice of any action or claim against an Indemnified Party indemnified pursuant to this Section 11.05, such Indemnified Party shall notify General Electric in writing of such action or claim, in which case General Electric shall assume the defense thereof pursuant to this Section 11.05, including the employment of counsel as necessary and the payment of all expenses in connection with such defense. The failure of any Indemnified Party so to notify General Electric shall not relieve General Electric of any liability which it may have hereunder, provided General Electric has otherwise received notice or actual knowledge of such action or claim. In the event General Electric fails to assume, in accordance with the first sentence of this paragraph, the defense of any action or claim indemnified pursuant to this Section 11.05 within 30 days of notice by an Indemnified Party, or fails to acknowledge in writing that such claim or action relates to an alleged liability that if proven would constitute an Indemnifiable Liability pursuant to this Section 11.05, such Indemnified Party shall be entitled to defend and investigate such claim or action (including by employment of counsel) and the costs and expenses (including fees and disbursements of counsel) shall be indemnified by General Electric pursuant to this Section 11.05 for such period until after General Electric acknowledges such claim or action is an Indemnifiable Liability and effectively assumes such claim and liability and the defense thereof, in which event General Electric shall only be liable for costs and expenses incurred pursuant to this Section 11.05(b) prior to such acknowledgment and assumption; provided that within said 30 day period and prior to the assumption by General Electric of the defense of a claim, the Indemnified Party may take reasonable action required to prevent the entry of any injunction, judgment or determination by a court or other authority which would constitute an adjudication of such claim or have an adverse impact on the defense against such claim without adversely affecting the right or said Indemnified Party to indemnification for the expense of such actions under the Agreement.

                                  SECTION XII

                           DISSOLUTION AND LIQUIDATION

          12.01. Events of Dissolution. The Partnership shall be dissolved upon the earliest to occur of the following ("Event of Dissolution"):

          (a) December 31, 2042, unless such date is extended by mutual agreement of the Partners; and

          (b) The Partners unanimously agree that the Partnership should be dissolved.

          12.02. Liquidation and Distributions. Except as provided hereinbelow in Section 12.03, upon the occurrence of any Event of Dissolution under
     Section 12.03 hereof or if for any other reason the Partnership is dissolved and not reconstituted pursuant to Section 12.03 below, General Electric shall be deemed to have given proper and timely notice to TPP and JLM under Section 11.02, and General Electric, TPP and JLM shall promptly proceed with the buy-out/sale of TPP's and JLM's entire interest in the Partnership pursuant to Section 11.02 hereof.

          12.03. Continuation of the Business. In the event that TPP or JLM becomes insolvent or bankrupt, General Electric or its affiliate, designee or assign shall be entitled to purchase such Partner's interests in the Partnership pursuant to Section 11.02 hereof, and the remaining Partners, if they unanimously agree, may reconstitute the Partnership and continue the business of the Partnership. In the event that the Partnership is dissolved for any reason other than an Event of Dissolution, the Partners (or the remaining Partners, as the case may be) agree that to the fullest extent permitted by law, the business of the Partnership shall be continued on the terms and conditions of this Agreement by the Partners (or any reconstituted successors thereto).

          12.04. Effect of New Partners; Reconstituted Partnership. It is understood that pursuant to the provisions of this Agreement, additional partners may be admitted to the Partnership from time to time or existing partners may be replaced by new partners, as provided in this Agreement. Any such additional or new partners shall (i) assume and agree to be bound by all of the terms, covenants and conditions of this Partnership Agreement, (ii) assume and agree to be bound by all of the obligations (whether pre-existing or incurred subsequently) of the Partnership, and (iii) become signatories to this Agreement, such signature to constitute an acceptance of all of the provisions hereof. In the event of a reconstitution of the Partnership and a continuation of the business of the Partnership pursuant to Section 12.03 of this Agreement or in the event that an existing Partner increases their interest in the Partnership by purchasing the interest of another Partner, all obligations of the Partnership hereunder are under any other agreements of the Partnership shall continue unaffected or unimpaired by such change in the interest or numbers of Partners.

                                  SECTION XIII

                                     NOTICES

          13.01. Notices. All notices and other communications required under this Agreement shall be in writing and shall be sufficient for all purposes if personally delivered or if sent by certified or registered U.S. mail, return receipt requested, postage prepaid, or if sent prepaid overnight delivery via Federal Express or another nationally recognized air courier, and in any case addressed to the Partnership or the respective Partner at the address set forth below or at such other address as the Partnership or such Partner may hereafter designate by notice to the Partnership and each of the Partners as herein provided.

                    (a)  If to General Electric, to:

                         General Electric Company
                         1 Plastics Avenue
                         Pittsfield, Massachusetts 01201
                         Attn: Senior Vice President and
                                 Group Executive
                               Plastics Business Group

                    (b)  If to TPP, to:

                         c/o Champlin Refining Company
                         InterFirst Building
                         801 Cherry Street
                         Fort Worth, Texas 76102
                         Attn: President
                         with a copy to:

                         Jones, Day, Reavis & Pogue
                         2300 LTV Center
                         2001 Ross Avenue
                         Dallas, Texas 75201
                         Attention: W. Paul Ditto, Jr.,

                    (c)  If to JLM, to:

                         JLM (IND.), INC.
                         c/o JLM Industries, Inc.
                         66 Field Point Road
                         Greenwich , CT 06830

                    (d)  If to the Partnership, to:

                         MT. VERNON PHENOL PLANT PARTNERSHIP
                         c/o General Electric Company
                         Lexan Lane
                         Mt. Vernon,  Indiana 47620
                         Attn:  General Manager
                                Mt. Vernon Manufacturing
                                      Department

          13.02. Effective Date. If personally delivered, notices and other communications under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. If sent by mail in the form specified in Section 13.01 hereof, notices and other communications hereunder shall be deemed to have been given and received and shall be effective three (3) business days after deposited in the U.S. mail or upon actual receipt, whichever first occurs. If sent via Federal Express or another nationally recognized air courier in the form specified herein, notices and other communications under this Agreement shall be deemed to have been given and received and shall be effective one (1) business day after deposited with such air courier or upon actual receipt, whichever first occurs.

                                   SECTION XVI

                                   INSURANCE

          14.01. Insurance. The Partnership shall carry and maintain in full force and effect such insurance as may be approved from time to time by the Partners, including without limitation the following insurance:

               (a) Worker's compensation insurance covering all employees of the Partnership (if any), in the amount and form required by the laws of the State of Indiana and any other applicable jurisdiction.

               (b) Comprehensive general public liability insurance and environmental impairment liability insurance covering the Phenol Facility and the business and operations of the Partnership with limits of liability from time to time approved by the Partners for injury or death of persons or damage to property. If the coverage is provided through blanket policies of General Electric, the Partnership will be included by endorsement, as its interest may appear.

               (c) Fire and extended coverage insurance coverage at full replacement value including "all risk" differences in conditions insuring all real and personal property, including boiler and machinery and business interruption coverage, in amounts and limits of liability approved from time to time by the Partners. If this coverage is provided through blanket policies of General Electric, the Partnership shall be included by endorsement, as its interest may appear.

          14.02. Named Insureds. All of the above policies shall be issued by insurance carriers approved by the Partners, and the policies required under Section 14.01(a) and (b) above shall name the Partnership and each Partner as insureds and each policy shall contain a provision that such policy may not be canceled or materially modified or materially changed without 30 days notice to each Partner.

                                   SECTION XV

                                   DEFINITIONS

          Except as otherwise required by the context and except as otherwise provided in this Agreement, the following terms shall have the following respective meanings when used in this Agreement:

          "Affiliate" shall mean as to any person or entity, any person, firm or entity which controls, is controlled by, or is under common control with such person or entity. In this definition, the term "control" shall include the ownership of 51% or more of the beneficial interest in the firm or entity referred to.

          "Agreement" means this Partnership Agreement, as it may from time to time be amended.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Excess Income Account" shall mean as to each Partner, as of any given time, an amount equal to the excess, if any, of (a) the aggregate amount of net income or gains properly allocated to such Partner pursuant to Section VI hereof, over (b) the aggregate amount of the net losses of the Partnership properly allocated to such Partner under clause (a) and the amount of losses which decrease the Excess Income Account of any Partner under clause (b) shall be adjusted to reflect any determinations or adjustments made by, or a a result of any examination or audit by, the Internal Revenue Service.

          "General Electric" means General Electric Company, a New York corporation.

          "Ground Lease" means that certain Lease Agreement entered into on the 18th day of November, 1987, to be effective as of the 1st day of November, 1987, by and between General Electric as the lessor and the Partnership as the lessee of the Land.

          "Interim Capital Transaction" means an insurance award (other than for substantially complete destruction of all of the Phenol Facility), partial condemnation, or sales of easements, rights-of-way or similar interests in the Phenol Facility, or sales of portions of the Phenol Facility or interests therein, and any similar items, including a financing or refinancing, which, in accordance with generally accepted accounting practices, are attributable to capital but which do not result in the dissolution of the Partnership.

          "JLM " means JLM (IND.), Inc., an Indiana corporation.

          "Land" means the land upon which the Plant is located and certain related easements, ways, rights and privileges as provided in Section 3.01(a) hereof.

          "License Agreement" means that certain Phenol Technical Assistance and License Agreement entered into on the 18th of November, 1987, to be effective as of the 1st day of November, 1987, by and between General Electric and the Partnership.

          "Net Cash Flow" means the total gross revenues of the Partnership from operations less total gross expenditures of the Partnership. As used herein, total gross revenues shall include all operating receipts of the Partnership (excluding, without limitation funds received as capital contributions to the Partnership or proceeds of any loan to the Partnership). As used herein, total gross expenditures shall include all gross expenditures of the Partnership (including, but not limited to, (i) all cash operating expenses, including all management fees, (ii) all debt service of the Partnership, (iii) all expenditures by the Partnership which are treated as capital expenditures (as opposed to expense deductions) under generally accepted accounting practices, and (iv) deposits to the Reserve Account, but gross expenditures shall not include any payments for capital expenditures to the extent the sources or funds used therefore are not included in gross receipts.

          "Operation and Maintenance Agreement" means that certain Phenol Plant Operation and Maintenance Agreement entered into on the 18th of November, 1987, to be effective as of the 1st day of November, 1987, by and between General Electric, as manager, and the Partnership, as owner, pursuant to which General Electric will operate and maintain the Phenol Facility for the Partnership.

          "Operative Documents" shall mean the Ground Lease; Operation and Maintenance Agreement, the Phenol and Acetone Supply Agreement between the Partnership and General Electric, the Plant Purchase Agreement and the Utilities, Waste and Site Services Agreement.

          "Optional Loan" shall mean as defined in Section 8.01 hereof.

          "Optional Loan Account" shall mean as defined in Section 8.01 hereof.

          "Partner" or "partners" means any one or more, as the case may be, of General Electric, TPP and/or JLM or their successors or assigns (as permitted in this Agreement).

          "Partner Representatives" means the representatives of each Partner appointed as provided as Section 4.05 hereof.

          "Partnership" means the special purpose general partnership created by the Partners pursuant to this Agreement.

          "Partnership Interest" in the Partnership and Partnership means the interest of each Partner the property and assets of the

          "Percentage Interest" means the respective percentage interest of each Partner in the Partnership as set forth in Section 5.01 hereof.

          "Person" means and includes any individual, firm, corporation, partnership (general or limited), trust, or other entity or association or combination thereof.

          "Phenol Facility" means collectively the Plant and the Land.

          "Plant" means the phenol manufacturing plant referred to in Section 3.01(a) hereof and more particularly described in Exhibit "B" attached hereto, as it may from time to time be expanded, constructed, improved, repaired, altered, redeveloped, or modified.

          "Plant Purchase Agreement" means that certain Phenol Plant Purchase and Sale Agreement entered into on the 18th day of November, 1987, to be effective as of the 1st day of November, 1987, by and between General Electric as seller and the Partnership as purchaser for the purchase of the Plant.

          "Preferred Distribution Account" shall mean, as to each of the Partners, us of any given time, an amount equal to the excess, if any, of
     (a) the Excess Income Account of such Partner over (b) the sum of all amounts theretofore distributed to such Partner pursuant to Sections 7.01(b) and 7.02 hereof.

          "Reserve Account" shall mean as defined in Section 4.13 hereof.

          "Section 704(b) Requlations" shall mean the final income tax regulations under Section 704(b) of the Code :elating to the determination of a partner's distributive share of partnership income, gain, loss, deduction or credit (or item thereof), and any outstanding proposed income tax regulations under Section 704(b) of the Code.

          "Separation Event" means as defined in Section 11.03(c) hereof

          "TMP" means the Tax Management Partner appointed as provided in
     Section 9.10 hereof.

          "TPP" means the Texas Phenol Plant Limited Partnership, a Texas limited partnership.

          "Transfer" means the mortgage, pledge, hypothecation, transfer, sale, assignment or other disposition of any part or 11 of an interest in the Partnership (as the context requires), whether voluntarily, by operation of law or otherwise.

          "Utilities, Waste and Site Services Agreement" means that certain Phenol Plant Utilities, Waste and Site Services Agreement entered into on the 18th day of November, 1987, to be effective as of the 1st day of November, 1987, by and between General Electric as the provider of such services and the Partnership as the user or such services, pursuant to which General Electric will provide or arrange for the provision of all utilities, waste and site services required for operation of the Phenol Facility by the Partnership.

                                   SECTION XVI

                               GENERAL PROVISIONS

          16.01. Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. This Agreement contains the entire agreement between the parties hereto relative to the formation of a Partnership for the business purpose herein specified. No variations, modifications, amendment or changes herein shall be binding upon any party hereto unless set forth in a document duly executed by each of the Partners.

          16.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

          16.03. Additional Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Partner agrees to execute and deliver such additional documents, instruments and take all such necessary action and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all the terms, provisions and conditions of this Agreement and all such transactions.

          16.04. This Agreement. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar reference shall be construed to mean and include this Agreement and all the amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

          16.05. No Third-Party Beneficiary Rights. Except as set forth below in
     Section 16.06, this Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person, individual, corporation or entity, whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

          16.06. Third-Party Beneficiaries. Notwithstanding any other provision of this Agreement to the contrary, each Indemnified Party is specifically intended to be a beneficiary of Sections 4.15 and 11.05 hereof and shall have the right to enforce its rights under such Sections against the Partnership and General Electric, respectively. No provision of Section
     4.15 or Section 11.05 may be amended so as to adversely affect the rights of any Indemnified Party.

          16.07. Retroactive Amendments. In the event any Partner of the Partnership should, for any reason, cease to be a partner of the Partnership ("X-Partner"), then, no provision of this Agreement may be amended after such X-Partner ceases to be a partner of the Partnership without the written consent of such X-Partner, if such amendment (a) is retroactive to a time when such X-Partner was a partner of the Partnership or (b) would be adverse to any right, claim or benefit of such X-Partner pursuant to the terms of this Agreement without regard to such amendment.

          16.08. Exhibits. All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part of this Agreement as fully as if and with the same force and affect as if such exhibit, attachment, annex or addendum had been included herein in full.

          16.09. Captions. The captions and headings in this agreement are for purposes or reference only and shall not limit, expand, or otherwise affect the interpretation of this Agreement or any provision hereof.

          16.10. Construction. None of the provisions of this agreement shall be for the benefit of or enforceable by any creditor of the Partnership.

          16.11. Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or of any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of the actions or inactions of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, constitute a waiver by the former Partner of its rights hereunder.

          16.12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, for purposes of application of such invalid or unenforceable provision to such person or circumstances, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable' against such person or in such circumstances.

          16.13. Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall bind and insure to the benefit of the Partners and their respective successors and assigns.


          16.14. Language. The language used in this Agreement shall be deemed to be the language chosen by the Partners to express their mutual intent, and no rule of strict construction shall be applied against any Partner.

          IN WITNESS WHEREOF, the Partners have executed this Agreement on the 18th day of November,1987 to be affective as of the 1st day of November, 1987.

                                         GENERAL ELECTRIC COMPANY, a New York
                                         corporation

                                         By:/s/  L Donald
                                            ----------------------------------
                                            /s/  L Donald               (Name)
                                            --------------------------
                                                 VP                     (Title)
                                            --------------------------

                                         TEXAS PHENOL PLANT LIMITED PARTNERSHIP,
                                         a Texas limited partnership

                                         By: Cumene Associates, Inc.,
                                             a Delaware corporation,
                                             General Partner

                                             By:/s/ Allan Tomlison
                                                ------------------------------
                                                /s/ Allan Tomlinson     (Name)
                                                ----------------------
                                                    President           (Title)
                                                ----------------------

                                         JLM (IND.), INC., and Indiana
                                         corporation

                                             By:/s/  JL Mcdonald
                                                ------------------------------
                                                /s/  JL Mcdonald        (Name)
                                               -----------------------
                                                     President         (Title)
                                               -----------------------